                                                                   Exhibit 10.19


                     SOFTWARE LICENSE AND SHIPMENT AGREEMENT

This License and Shipment Agreement ("Agreement") is made and entered into as of the 25th day of February, 1999 (the "Effective Date"), by and between Dell Products L.P., by and on behalf of itself, Dell Computer Corporation, a Delaware corporation, and the other affiliates of Dell Computer Corporation ("Dell"), which its principal place of business at One Dell Way, Round Rock, Texas 78682 and Red Hat Software, Inc. a Delaware corporation ("Developer"), with principal place of business at 2600 Meridian Parkway, Durham, NC 27713.

         1. LICENSE RIGHTS. Developer grants to Dell a non-exclusive, worldwide license to repro-duce, install on the hard drive of Dell computers and ship the software program(s) (the "Software") and related materials described on Schedule "A" (collectively, the "Products"). Within five (5) days of the Effective Date, Devel-oper will provide Dell with a master copy of the current released version of the Products. Within [CONFIDENTIAL TREATMENT REQUESTED]** of any change to the current version of any of the Products, [CONFIDENTIAL TREATMENT REQUESTED]**, Developer will provide Dell with updated masters of the Products and a description of the changes. Dell will purchase packaged copies of the Products containing diskettes and documentation from Developer or a distributor selected by Dell for inclusion with each Dell Computer containing the Software that is shipped for revenue. The parties acknowledge that Developer and not Dell is the "distributor" of the Products in the context of the General Public License, and Dell's activities with respect to the Product shall not constitute "distribution" under or otherwise fall within the scope of the General Public License.

         2. STOCK BALANCING AND RETURNS. Dell may balance its stock of packaged Products [CONFIDENTIAL TREATMENT REQUESTED]**.

         3. [CONFIDENTIAL TREATMENT REQUESTED]**.

         4. PURCHASING; DELIVERY; PAYMENT. Dell shall submit purchaser orders ("Orders") for the Products to Developer or Developer's authorized distributor specifying quantities for each Product ordered and required delivery date. [CONFIDENTIAL TREATMENT REQUESTED]**. Developer will label Products ordered by Dell with bar codes in accordance with Dell's Bar Code Label Guidelines. Prices in Schedule A are exclusive of any shipping charges, sales, use or similar taxes. Payment shall be [CONFIDENTIAL TREATMENT REQUESTED]**.

         5. TRADEMARKS. Any and all trademarks and trade names which Developer uses in connection with the Prod-ucts are and will remain the exclusive property of Developer. Developer grants Dell a limited license to reproduce any such trademarks and trade names as necessary or appropriate for Dell to promote and market the Products subject to Developer's trademark use guidelines.

         6. WARRANTY; DISCLAIMER. Developer will warrant the Product directly to the end-user in accordance with the terms and conditions set forth in Developer's end-user license agreement, or modifications of the same.[CONFIDENTIAL TREATMENT REQUESTED]**.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6, DEVELOPER SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

         On an ongoing basis, Developer represents and warrants that:

                  (a) the Product(s) will operate in accordance with its written specifications;

                  (b) [CONFIDENTIAL TREATMENT REQUESTED]**;

                  (c) [CONFIDENTIAL TREATMENT REQUESTED]**;

                  (d) [CONFIDENTIAL TREATMENT REQUESTED]**;

         7. TERM AND TERMINATION. This Agreement will begin as of the Effective Date and will continue for a period of one (1) year. This Agreement is automatically renewable at one year periods unless either party terminates as provided herein. Either party may terminate this Agreement for cause upon thirty
(30) days prior written notice of a material breach, if the breach has not been cured within this 30 day period. Upon termination or expiration of this Agreement, Dell will immediately stop reproducing Products as provided in
Section 1 above; [CONFIDENTIAL TREATMENT REQUESTED]**. Additionally, Dell will immediately return to Developer the master diskettes of the Products, together with any information of Developer marked "Confidential," "Proprietary," or containing similar markings, including any copies thereof, except those needed for customer support, and all packaged Products except for one copy for each copy of Product already installed on Dell computers as of the date of termination or expiration, and Developer shall refund to Dell all sums already paid for such Products.

         8. TRAINING SUPPORT. Dell may make copies of the software Products at no charge for internal sales training and sup-port, and Developer will provide Dell with marketing and other Product literature and materials reasonably requested by Dell for purposes of such training and support. [CONFIDENTIAL TREATMENT REQUESTED]**. Dell will have access to Developer's applicable bulletin board services.

         9. NOTICES. Any notice required to be given will be deemed given if in writing and actually delivered, transmitted by facsimile, or deposited in the United States mail in registered or certified form, return receipt requested, postage prepaid, or if sent by air courier, fees prepaid, addressed to the party at the address set forth below or to such other address as the party may indicate in accordance with this Section.


--------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                           Developer address:
                           Red Hat Software, Inc.
                           Attn:  Counsel
                           2600 Meridian Pkwy
                           Durham, NC  27713

                           Dell Address:
                           Dell Products L.P.
                           One Dell Way
                           EBP, Box 4
                           Round Rock, TX  78682
                           Attn:    Strategic Commodity Manager
                                    Software Procurement

                           Copy to:
                           Dell Computer Corporation
                           One Dell Way
                           Round Rock, TX  78682
                           Attn:    Terry McElroy
                                    Dell Legal

         10. ENTIRE AGREEMENT. This Agreement and the Purchase Orders issued hereunder constitute the entire understanding of the parties with respect to the subject matter hereof and merges all prior written or oral communications, understandings, and agreements. Neither party may assign this Agreement without the written consent of the other.

         11.      GENERAL.

                  (a) Developer may not assign this Agreement without Dell's specific prior written consent which Dell will not unreasonably withhold, and any attempted assignment in violation of the foregoing will be void.

                  (b) Neither party will be responsible for delays beyond its reasonable control.

                  (c) No waiver of any term or condition is valid unless it is in writing and signed by an authorized representative of the party charged with the waiver. A valid waiver is limited to the specific situation for which it was given.

                  (d) Each party agrees to comply with all applicable laws, rules, regulations, orders and ordinances of the United States and of any other state or country with jurisdiction over each party or each party's activities in performance of its obligations hereunder, including without limitation all applicable import or export regulations and all incensing or permitting requirements.


--------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  (e) This Agreement will be governed by and construed in accordance with the laws of [CONFIDENTIAL TREATMENT REQUESTED]** and the applicable laws of the United States, exclusive of any provisions of the United Nations Convention on the International Sale of Goods and without regard to principles of conflicts of law.

                  (f) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored.

                  (g) This Agreement may be executed in two or more counterparts in the English language, and each counterpart will be deemed an original, but all counterparts together will constitute a single instrument.

                  (h) The English language version of this Agreement will control regardless of any subsequent translations of this Agreement.

                  (i) The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

                  (j) Dell and Developer are independent contractors; neither party may bind or attempt to bind the other without the other's prior written consent.

                  (k) This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.









--------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first set forth above.

DEVELOPER                                            DELL

By:  /s/ Paul McNamara                      By:  Dell Products L.P.
     ------------------------
Name:  Paul Mcnamara                        Name:  Martin J. Garvin /s/
     ------------------------
Title:  Vice President                      Title:  VP, Worldwide Procurement
     ------------------------
Date:  3/17/99                              Date:  3/17/99
     ------------------------                    ----------------------------






--------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE A

PRODUCT
Red Hat Linux

1. At Dell's option, Dell will use reasonable efforts to offer Red Hat Linux (current version 5.2) installed by DPSI on selected configurations of Dell servers by the end of March, 1999. Dell will be allowed to charge an installation fee to Dell customers for this service. Developer will provide a shrink-wrapped package containing System Builder Edition media and installation manual to Dell for inclusion in the packaging of my Dell platform loaded with Red Hat Linux. The cost of the package will be [CONFIDENTIAL TREATMENT REQUESTED]**when purchased directly from Red Hat or at a standard mark-up when purchased from an authorized distributor.

2. Two versions of the software, in English only, will be available to Dell customers. Both have the same code, but different levels of support from Developer. The System Builder addition is available at a cost of [CONFIDENTIAL TREATMENT REQUESTED]**and includes no support. The Commercial Server Edition includes 90-days of 24 x 7 support from Developer at a cost of [CONFIDENTIAL TREATMENT REQUESTED]**. Developer will keep Dell informed should any other languages as such languages become available.

3. Configurations will be limited due to lack of driver support for certain peripherals.

4. [CONFIDENTIAL TREATMENT REQUESTED]**. Dell assumes no obligation in assuring payment of such fees by Dell customers to Developer. Developer will arrange to separately contract with Dell customers for support and service of Linux.

5. Initial installations will be on PE1300 and PE 2300. Additional platforms including other server models, workstations, notebooks and desktops will be made available, at Dell's option.







--------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE B

                         Year 2000 Readiness Disclosure

         Red Hat Linux has been designed and tested from the beginning to work for our customers in the Year 2000 and beyond. We have tested the system utilities and kernel of Red Hat Linux versions 4.1 and greater, and have found them to be Year 2000 compliant, meaning that they will not produce errors in date data related to the year change from December 31, 1999 to January 1, 2000. Customers who use versions of Red Hat Linux prior to version 4.1 may upgrade to more recent and up-to-date versions at no charge, by downloading a new version from Red Hat's ftp site at FTP.REDHAT.COM or from one of many mirror sites around the world.

         Red Hat Linux, as an operating system, is only one layer of many in a functioning computer system. Some applications written to work with Red Hat Linux may not be Year 2000 compliant, even though the operating system itself is. Therefore, we encourage our customers to evaluate their hardware, software applications, and other computer products carefully.

         Red Hat software believes Year 2000 readiness issues are more about testing, good practices, and user education than product warranty. We will continue to provide information to customers about year 2000 readiness, but contractual warranties specific to Year 2000 readiness are not appropriate given the true nature of Year 2000 issues and the simple fact that a single technology provider, even one as well prepared for the Year 2000 as Red Hat, cannot solve all issues related to the transition to the Year 2000. Warranties for Red Hat Software's products are set forth in the license agreements that accompany the products and we recommend that customers read those warranties to understand their rights. The information we disseminate about year 2000 readiness does not constitute an extension of any warranty for Red Hat Software products. Red Hat Software provides this information to assist our customers in evaluating and correcting potential issues for using dates into the next century.





--------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.